Exhibit T3A.2

STATE OF NEW HAMPSHIRE

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

OF

BROOKSTONE COMPANY, INC.

PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST: The name of the corporation is Brookstone Company, Inc.

SECOND: The following amendments of the Articles of Incorporation were adopted by the sole shareholder of the corporation on June 17, 1988, in the manner prescribed by the New Hampshire Business Corporation Act:

See Exhibit A attached hereto and

incorporated herein by reference

THIRD: The number of shares of the corporation outstanding at the time of adoption of this Amendment was 100; and the number of shares entitled to vote thereon was 100.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Common Stock, $0.01 par value	100

FIFTH: The number of shares voted for such Amendment was 100; and the number of shares voted against such Amendment was none.

SIXTH: Not Applicable.

SEVENTH: Not Applicable.

EIGHTH: Not Applicable.

Dated: June 21, 1988

BROOKSTONE COMPANY, INC.

By	/s/ T. JEFFEREY TEMPLE
Title:	V.P. Finance/Systems

Attest: [Seal]

By	/s/ T. JEFFEREY TEMPLE
Secretary

KMCBCAMN.BC

EXHIBIT A TO ARTICLES

OF AMENDMENT

These amendments amend the Articles of Incorporation of Brookstone Company, Inc. in their entirety to read in their entirety as follows:

FIRST: The name of the corporation (hereinafter called the corporation) is Brookstone Company, Inc.

SECOND: The period of its duration is perpetual.

THIRD: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A and the principal purposes for which the corporation is organized are:

To engage on its own behalf or for others in the business of selling tools, instruments, equipment, assemblies, components, supplies, materials and products of all kinds by mail or otherwise; and, further, to engage on its own behalf or for others in the business of publishing, printing and preparation of books, pamphlets, catalogues, brochures and other written materials.

FOURTH: No approval, license or permit from another New Hampshire agency, board or commission is required prior to receiving a Certificate of Amendment from the Secretary of State.

FIFTH: The amount of the authorized capital stock of the corporation is One Dollar, consisting of 100 shares, all of which are of one class and of a par value of $0.01 each. The Board of Directors shall have power from time to time to fix the consideration (not less than par value) for which said shares with par value may be issued and to determine the number of said shares to be issued. Any and all shares with par value so issued, the consideration for which so fixed has been paid or delivered, shall be fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

Provisions in respect of classification of shares of capital stock, together with the preferences, voting powers, restrictions or qualifications thereof, restrictions on transfers of shares of the corporation, preemptive rights, and cumulative voting are as follows:

The shares of capital stock of the corporation shall not be classified.

The stockholders entitled to vote shall not be entitled to cumulate their votes in the election of directors.

SIXTH: Provisions for the limitation or denial of preemptive rights are as follows:

No holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any unissued shares of any class or any additional shares of any class to be issued by reason of any increase of the authorized shares of the corporation or bonds, certificates of indebtedness, debentures or other securities convertible into shares of the corporation or carrying any right to purchase shares of any class, but any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon which terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

SEVENTH: The following additional provisions not inconsistent with law are hereby established for the conduct and regulation of the business of the corporation, for its voluntary dissolution, and for limiting, defining, and regulating the powers of the corporation and of its directors and stockholders, subject, however, to the foregoing provisions and amendments thereof, viz.:

Any other person, firm, voluntary association, trust, joint stock company or corporation may, subject to the provisions of these articles concerning the transfer of stock, subscribe for, purchase, or otherwise acquire and dispose of the stock or other securities of this corporation, and may hold the same as owner and exercise while the holder or owner thereof all the rights, powers and privileges of ownership, including the right to vote thereon, in the same manner and to the same extent that an individual, under the provisions of these articles, might do, and all other rights, powers and privileges incidental to any lesser or other right than ownership. The acquisition by any person, firm, voluntary association, trust, joint stock company or corporation of all the stock of this corporation shall not affect the separate corporate entity or individuality of this corporation, or have any effect to merge or identify the corporation with such holders of the stock of this corporation.

The corporation may purchase or otherwise acquire, hold, sell and otherwise dispose of shares of its own capital stock, and such purchase or holding by the corporation shall not be deemed a reduction of its capital stock. The corporation may, however, reduce its capital stock in the manner authorized by law, and effect such reduction by the cancellation and retirement of any shares of its capital stock held by it. The stockholders shall have no right to demand from the corporation any distribution upon a reduction of the capital or capital stock however such reduction is effected.

Except as specifically authorized by statute, no stockholder shall have any right to examine any property or any books, accounts, or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interest of the corporation, and a vote of the Board of Directors refusing permission to make such examination and setting forth that in the opinion of the Board of Directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the Board of Directors may establish in regard thereto.

No director or officer shall be disqualified by his office from holding any office, membership or place of profit under the corporation or under any corporation, joint stock company, trust, association or firm (hereinafter sometimes collectively referred to as

“such concern”) in which the corporation shall be a stockholder or otherwise interested, or which shall hold stock or be otherwise interested in the corporation, or from dealing or contracting with the corporation or with any such concern as vendor, purchaser, or otherwise, nor shall any such dealing or contract or any dealing, contract or arrangement entered into by or on behalf of the corporation or any such concern in which dealing, contract or arrangement any director or office shall be in any way interested be avoided, nor shall any director or officer so contracting or being so interested be liable to account to the corporation or to any stockholder or creditor thereof or otherwise for any profit or benefit arising from any such office, membership or place of profit or realized through any such dealing, contract or arrangement by reason of such director or officer holding that office or of the fiduciary relations thereby established. Such director or officer shall, however, disclose the nature of his interest, though he need not disclose the details or extent thereof, at or before the meeting of the board at which the dealing, contract or arrangement is authorized, if his interest then exists, or at a subsequent meeting of the board, if his interests arise thereafter.

And no director shall vote as a director in respect of any dealing, contract or arrangement in which he is so interested, and if he does so vote his vote shall not be counted but shall not operate to render the dealing, contract or arrangement voidable; but such prohibition against voting shall not apply to any dealing, contract or arrangement by or on behalf of the corporation or any such concern to give to the directors or any of them any security either by way of indemnity or in respect of advances made or guarantees given by them or any of them; nor shall any such prohibition apply to any dealing, contract or arrangement in respect of which the interest of such director consists of the fact that such dealing, contract or arrangement is with a concern in or of which such director is a director, stockholder, officer, agent, trustee, shareholder or partner; and such prohibition may furthermore at any time or times be suspended or relaxed to any extent by the stockholders at a meeting called for the purpose. A general notice that a director or officer is a director, stockholder, officer, agent, trustee, shareholder or partner in or of any specified concern and is to be regarded as interested in all transactions with that concern shall be a sufficient disclosure under this and the next preceding paragraph as regard such director or officer and after such general notice it shall not be necessary for such director or officer to give a special notice in regard to any particular transaction with that concern.

No stockholder shall be disqualified by his holding stock in the corporation, however great in amount, from holding any office, membership or place of profit under the corporation or under any such concern (as hereinabove defined) or from dealing or contracting with the corporation with any such concern as vendor, purchaser or otherwise, nor shall any such dealing or contract or any dealing, contract or arrangement entered into by or on behalf of the corporation or of any such concern in which dealing, contract or arrangement any stockholder shall be in any way interested be avoided, nor shall any stockholder so contracting or being so interested be liable to account to the corporation or to any stockholder or creditor thereof or otherwise for any profit or benefit arising from any such office, membership or place of profit or realized through any such dealing, contract or arrangement by reason of such stockholder holding stock in the corporation to any amount, nor shall any fiduciary relation be deemed to be established by such stockholding.

Nor shall any dealing, contract or arrangement entered into by or on behalf of the corporation or any such concern (as hereinabove defined) be avoided by reason of the interest therein of any director or officer, nor shall any director or officer being so interested be liable to account to the corporation or to any stockholder or creditor thereof or otherwise for any profit or benefit realized through any such dealing, contract or arrangement by reason of such director or officer holding that office or of the fiduciary relation thereby established, if such dealing, contract or arrangement shall have been authorized, approved or ratified by the stockholders entitled to vote, at any special meeting duly called for the purpose, or at any annual meeting, after notice to such meeting of the fact of the interest therein (but not necessarily the nature or extent of such interest) of such director or officer; provided, however, that any failure of the stockholders to authorize, approve or ratify any such dealing, contract or arrangement, if and when submitted, shall not be deemed in any way to invalidate or render voidable the same or to deprive the corporation or its directors or officers of its or their rights to proceed with such dealing, contract or arrangement.

Notwithstanding any of the foregoing provisions, no such dealing shall be held voidable if the same for any reason would have been held valid but for the provisions of these paragraphs or any of them.

References in these paragraphs or any of them to “any such concern” (as hereinabove defined) are to be construed as intended to have effect in respect of the interest of this corporation in such concern, or the interest of such concern in this corporation as the case may be.

The Board of Directors shall have the entire management and control of the property, business and affairs of the corporation, and is hereby vested with all the powers possessed by the corporation itself so far as this delegation of authority is not inconsistent with law. Without limitation of the foregoing provisions it is expressly declared that, subject to these Articles of Incorporation and the Corporation’s by-laws, the directors shall have power to fix and alter the powers, duties and compensation of the several officers and agents of the corporation, shall have power to fix their own compensation, shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amounts shall be reserved for working capital and for any other purposes, and which amounts shall be declared as dividends, and shall have power in behalf of the corporation to acquire property, dispose of property and enter into contracts, and to fix the terms of any such acquisition or disposition of property and of any such contracts, and to fix the terms of any issue of stock, to borrow money and otherwise incur indebtedness, and issue the negotiable or other obligations of the corporation therefor and secure the same by mortgage pledge or through lien, or otherwise, upon any part of the then or future property and assets of the corporation.

The corporation may, by vote of its Board of Directors, determine that only part of the consideration which shall be received by the corporation for any of the shares of its capital stock which it shall issue from time to time shall be capital. The excess of the total amount of such consideration over the part thereby so specified to be capital shall be surplus to be available for any corporate purpose including distributions to shareholders.

The corporation may merge or consolidate with another corporation or sell or exchange all of its property and assets, including its good will, in accordance with any present or future statute, and determine all terms and conditions in connection therewith. Without limiting the generality of the foregoing, the terms and conditions upon which a sale or exchange of all of the property and assets, including the good will of the corporation, or any part thereof, is voted may include the payment therefor in whole or in part in shares, notes, bonds or other certificates of interest or indebtedness of any voluntary association, trust, joint stock company or corporation. Such vote or a subsequent vote may in the event of or in contemplation of proceedings for the dissolution of the corporation also provide, subject to the rights of creditors and preferred stockholders, for the distribution pro rata among the stockholders of the corporation of the proceeds of any such sale or exchange, whether such proceeds be in cash or in securities as aforesaid.

The corporation shall, to the extent legally permissible, indemnify each of its directors and officers against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, unless in such proceeding he shall be finally adjudged liable by reason of dereliction in the performance of his duty as such director or officer; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification (a) by a vote of the Board of Directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors not counting as outstanding any stock owned by any interested director or officer. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending.

KMCBCAMN.BC

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